UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐Preliminary Proxy Statement

☐Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒Definitive Proxy Statement

☐Definitive Additional Materials

☐Soliciting Material under §240.14a-12

AEROVATE THERAPEUTICS, INC.

(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒No fee required.

☐Fee paid previously with preliminary materials.

☐Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

AEROVATE THERAPEUTICS, INC.

930 Winter Street, Suite M-500

Waltham, MA 02451

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

To be held June 6, 2023

Notice is hereby given that the 2023 Annual Meeting of Stockholders, or Annual Meeting, of Aerovate Therapeutics, Inc., will be held on June 6, 2023 at 9:00 A.M. Eastern Time at the offices of RA Capital Management L.P., 200 Berkeley Street, 18th Floor, Boston, Massachusetts 02116. You may attend the meeting in person where you will be able to vote and ask questions. The purpose of the Annual Meeting is the following:

1.	To elect two Class II directors to our board of directors, to serve until the 2026 annual meeting of stockholders and until their successor has been duly elected and qualified, or until their earlier death, resignation or removal;
2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and
3.	To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

The proposal for the election of directors relates solely to the election of two Class II directors nominated by the board of directors.

Only Aerovate Therapeutics, Inc. stockholders of record at the close of business on April 14, 2023, will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.

Aerovate Therapeutics, Inc. is following the Securities and Exchange Commission’s “Notice and Access” rule that allows companies to furnish their proxy materials by posting them on the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice, instead of a paper copy of the accompanying proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, or 2022 Annual Report. The Notice contains instructions on how to access both the 2022 Annual Report and accompanying proxy statement over the Internet. This method provides our stockholders with expedited access to proxy materials, lowers the cost of printing and distribution, and reduces the environmental impact of the Annual Meeting. If you would like to receive a print version of the proxy materials, free of charge, please follow the instructions on the Notice. If you wish to attend the Annual Meeting and vote in person, please bring the Notice with you.

Please see the “General Information” section of the proxy statement that accompanies this notice for more details regarding the logistics of the Annual Meeting.

Your vote is important. Whether or not you expect to attend the meeting in person, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting, by submitting your proxy via the Internet at the address listed on the proxy card or by signing, dating and returning the proxy card. Even if you have voted by proxy, you may still vote at the meeting. Please note, however, that if your shares are held through a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

By order of the Board of Directors,
/s/ Timothy P. Noyes
Timothy P. Noyes
Chief Executive Officer

Waltham, MA

April 19, 2023

Page
PROXY STATEMENT FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS	1
GENERAL INFORMATION	3
PROPOSAL NO. 1 – ELECTION OF CLASS II DIRECTORS	7
PROPOSAL NO. 2 – RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS AEROVATE THERAPEUTICS, INC.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023	12
CORPORATE GOVERNANCE	14
NON-EMPLOYEE DIRECTOR COMPENSATION	21
EXECUTIVE OFFICERS	23
EXECUTIVE COMPENSATION	26
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	30
PRINCIPAL STOCKHOLDERS	33
REPORT OF THE AUDIT COMMITTEE	36
HOUSEHOLDING	37
STOCKHOLDER PROPOSALS	37
OTHER MATTERS	37

i

AEROVATE THERAPEUTICS, INC.

930 Winter Street, Suite M-500

Waltham, MA 02451

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 6, 2023

This proxy statement contains information about the 2023 Annual Meeting of Stockholders, or the Annual Meeting, of Aerovate Therapeutics, Inc., which will be held on June 6, 2023 at 9:00 A.M. Eastern Time at the offices of RA Capital Management L.P., 200 Berkeley Street, 18th Floor, Boston, Massachusetts 02116. The board of directors of Aerovate Therapeutics, Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, the terms “Aerovate,” “Aerovate Therapeutics,” the “Company,” “we,” “us,” and “our” refer to Aerovate Therapeutics, Inc. The mailing address of our principal executive offices is Aerovate Therapeutics, Inc., 930 Winter Street, Suite M-500, Waltham, Massachusetts 02451.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in this proxy statement and the accompanying proxy card. You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect.

We plan to mail a Notice of Internet Availability of Proxy Materials, or the Notice, to our stockholders on or about April 19, 2023, and it contains instructions on how to access our proxy materials, including this proxy statement and our 2022 Annual Report, over the Internet.

We are actively monitoring the coronavirus (COVID-19) situation and are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our annual meeting in person on June 6, 2023 we will announce alternative arrangements for the meeting as promptly as practicable, which may include changes to the time, place and/or manner of the meeting. Please monitor our investor relations website at http://ir.aerovatetx.com for updated information. If you are planning to attend our meeting, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the annual meeting.

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to conform with certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year following the fifth anniversary of our initial public offering in July 2021; (ii) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.235 billion; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission, or the SEC. Even after we are no longer an “emerging growth company,” we may remain a “smaller reporting company.”

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on June 6, 2023:

This proxy statement and our 2022 Annual Report are

available for viewing, printing and downloading at www.InvestorVote.com/AVTE.

A copy of this proxy statement and our 2022 Annual Report, as filed with the SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Aerovate Therapeutics, Inc., 930 Winter Street, Suite M-500, Waltham, Massachusetts 02451, Attention: Corporate Secretary. This proxy statement and our 2022 Annual Report are also available on the SEC’s website at www.sec.gov.

AEROVATE THERAPEUTICS, INC.

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

We are mailing to our stockholders the Notice instead of a paper copy of this proxy statement and our 2022 Annual Report, on or about April 19, 2023, and it contains instructions on how to access those documents over the Internet. You will need the control number included on the Notice, proxy card or voting instruction form to access these materials. If you would like to receive a print version of the proxy materials, free of charge, please follow the instructions on the Notice.

Who is soliciting my vote?

Our board of directors is soliciting your vote for the Annual Meeting.

When is the record date for the Annual Meeting?

The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on April 14, 2023.

How many votes can be cast by all stockholders?

There were 24,850,842 shares of our common stock, par value $0.0001 per share, outstanding on April 14, 2023, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or vote on your own behalf at our Annual Meeting. None of our shares of preferred stock were outstanding as of April 14, 2023.

Who is entitled to vote?

Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or vote on your own behalf at our Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”

Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the proxy materials were forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend our Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock on your own behalf at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. Note you should also be receiving a voting instruction form for you to use from your broker. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

How do I vote?

If you are a stockholder of record, there are four ways to vote:

●	By Internet. You may vote at www.InvestorVote.com/AVTE, 24 hours a day, seven days a week. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. You will need the control number included on your proxy card.

●	By Telephone. You may vote using a touch-tone telephone by calling 1-800-652-VOTE (8683), 24 hours a day, seven days a week. Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. You will need the control number included on your proxy card.
●	By Mail. If you requested and received a printed copy of the proxy materials, you may vote by completing, signing and mailing your proxy card in the postage-paid envelope we have provided or return it to Computershare, P.O. BOX 505008, Louisville, KY 40233-9814. Votes submitted through the mail must be received by June 5, 2023.
●	In Person at the Annual Meeting. If you wish to attend the Annual Meeting and vote in person, please bring the Notice with you. You may deliver your completed proxy card in person, or you may vote by completing a ballot, which will be available at the meeting.

Even if you plan to attend our Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares on your own behalf at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

By Proxy

If you will not be attending the Annual Meeting, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the enclosed proxy card. Proxies submitted by mail must be received before the start of the Annual Meeting.

If you complete and submit your proxy before the Annual Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the board of directors on all matters presented in this proxy statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Annual Meeting. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

How do I revoke my proxy?

You may revoke your proxy by (1) entering a new vote by mail that we receive before the start of the Annual Meeting or over the Internet or via telephone, (2) attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be sent to our principal executive offices at Aerovate Therapeutics, Inc., 930 Winter Street, Suite M-500, Waltham, Massachusetts 02451, Attention: Corporate Secretary.

If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.

How is a quorum reached?

Our Amended and Restated Bylaws, or bylaws, provide that a majority of the shares entitled to vote, present or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Under the Delaware General Corporation Law, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

How is the vote counted?

Under our bylaws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our Second Amended and Restated Certificate of Incorporation, or certificate of incorporation, or bylaws. Abstentions, votes withheld, and broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item, and has not received instructions from the beneficial owner.

If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to “non-discretionary” items. Proposal No. 1 is a “non-discretionary” item. If you do not instruct your broker how to vote your shares with respect to this proposal, your broker may not vote for this proposal, and those shares will be counted as broker “non-votes.” Proposal No. 2 is considered to be a discretionary item, and your brokerage firm will be able to vote your shares on this proposal even if it does not receive instructions from you.

Who pays the cost for soliciting proxies?

We are making this solicitation and will pay the entire cost of preparing and distributing our proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies.

How may stockholders submit matters for consideration at an Annual Meeting?

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting were held in the preceding year, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.

In addition, any stockholder proposal intended to be included in the proxy statement for the next annual meeting of our stockholders in 2024 must also satisfy the requirements of SEC Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and be received not later than December 21, 2023. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.

How can I find out the results of the voting at the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, or Form 8-K, that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL NO. 1 – ELECTION OF CLASS I DIRECTOR

Our board of directors currently consists of seven members. In accordance with the terms of our certificate of incorporation and bylaws, our board of directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

●	the Class II directors are Allison Dorval and Joshua Resnick, M.D., and their terms will expire at the Annual Meeting;
●	the Class III directors are Maha Katabi, Ph.D. and David Grayzel, M.D., and their terms will expire at the annual meeting of stockholders to be held in 2024; and
●	the Class I directors are Timothy P. Noyes, Mark Iwicki, and Donald J. Santel, and their terms will expire at the annual meeting of stockholders to be held in 2025.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

Our certificate of incorporation and bylaws provide that the authorized number of directors may be changed only by resolution of our board of directors. Our certificate of incorporation also provides that our directors may be removed only for cause by the affirmative vote of the holders of at least two thirds (2/3) or more of the outstanding shares then entitled to vote in an annual election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Our board of directors has nominated Allison Dorval and Joshua Resnick, M.D. for election as a Class II director at the Annual Meeting to serve until the annual meeting of stockholders to be held in 2026 and until their successor has been duly elected and qualified, or until their earlier death, resignation or removal. The nominees are presently directors, and have indicated a willingness to continue to serve as directors, if elected. If the nominees become unable or unwilling to serve, however, the properly submitted proxies may be voted for substitute nominees selected by our board of directors.

Our Nominating and Corporate Governance Committee Policies and Procedures for Director Candidates, or the Director Guidelines, provide that the value of diversity should be considered in determining director candidates as well as other factors such as a candidate’s character, judgment, skills, education, expertise and absence of conflicts of interest. However, we do not have a formal policy concerning the diversity of the board of directors. Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established records of professional accomplishment, their ability to contribute positively to the collaborative culture among board members, and their knowledge of our business and understanding of the competitive landscape in which we operate and adherence to high ethical standards. Although the nominating and corporate governance committee does not have a formal diversity policy and does not follow any ratio or formula with respect to diversity in order to determine the appropriate composition of the board of directors, the nominating and corporate governance committee and the full board of directors are committed to creating a board of directors with diversity of expertise and experience in substantive matters pertaining to our business relative and diversity of background and perspective, including, but not limited to, with respect to gender, ethnicity, religion, nationality, disability and sexual orientation. Our board of directors and nominating and corporate governance committee are committed to identifying, recruiting and advancing candidates offering such diversity in future searches.

Nominees for Election as Class II Directors

The following table identifies our director nominees, and sets forth their principal occupation and business experience during the last five years and age as of April 14, 2023.

	Positions and Offices Held with Aerovate	Director
Name	Therapeutics, Inc.	Since	Age
Allison Dorval	Director	2021	47
Joshua Resnick, M.D.	Director	2020	48

Allison Dorval Ms. Dorval has served as a member of our board of directors since July 2021. Ms. Dorval has served as the chief financial officer of Verve Therapeutics, Inc., a gene editing company, since November 2021. Ms. Dorval was previously the chief financial officer at Voyager Therapeutics, Inc. (“Voyager”), a gene therapy company, from November 2018 to November 2021 and as vice president of finance at Voyager from June 2017 to November 2018. Prior to Voyager, she served as vice president and controller of Juniper Pharmaceuticals, Inc., a biopharmaceutical company, from August 2016 to June 2017 and as a consultant at Danforth Advisors, a life sciences consultancy focusing on accounting and financial matters, from September 2015 to August 2016. In connection with her role at Danforth, Ms. Dorval served as interim chief financial officer of medical device companies 480 Biomedical, Inc. and Arsenal Medical, Inc. from December 2015 to August 2016. Prior to her time at Danforth, Ms. Dorval served in several roles at Insulet Corporation, a medical device company, from August 2008 to July 2015, including as chief financial officer from November 2014 to May 2015 and as vice president and controller from August 2008 to November 2014. Earlier in her career, Ms. Dorval served in various financial and accounting capacities at iBasis, Inc., a telecommunications company; Digitas Inc., an advertising company; and PricewaterhouseCoopers LLP. Ms. Dorval has served on the board of directors of Puma Biotechnology, Inc., a publicly traded biopharmaceutical company, since July 2021. Ms. Dorval received a B.S. in Business Administration from the University of Vermont, is a certified public accountant and has completed a graduate-level certificate program in taxation at Bentley University’s McCallum Graduate School of Business. We believe that Ms. Dorval is qualified to serve on our board of directors due to her experience as an executive in a public biotechnology company.

Joshua Resnick, M.D. Dr. Resnick has served as a member of our board of directors since August 2020 and previously served as a member of our board of directors from October 2018 to February 2020. Dr. Resnick has served as a Managing Director at RA Capital Management, L.P., a life sciences investment advisor, since October 2018. Dr. Resnick previously served as a Partner at SV Health Investors from January 2016 to September 2018 and as President and Managing Partner at MRL Ventures Fund, an early-stage therapeutics-focused corporate venture fund that he built and managed within Merck & Co., from 2014 to January 2016. Dr. Resnick is on staff in the Department of Emergency Medicine at Massachusetts General Hospital. Dr. Resnick has served on the boards of directors of Vor Biopharma Inc. and PepGen, Inc. since February 2019 and November 2020, respectively, and previously served on the boards of directors of Kalvista Pharmaceuticals, Inc. and Avrobio, Inc. from November 2016 to September 2018 and July 2016 to September 2018, respectively. Dr. Resnick received a B.A. in chemistry from Williams College, an M.D. from the University of Pennsylvania School of Medicine and an M.B.A. from The Wharton School of Business. We believe that Dr. Resnick is qualified to serve on our board of directors due to his experience as a biopharmaceutical and biotechnology public and private company investor.

The proxies will be voted in favor of the above nominees unless a contrary specification is made in the proxy. The nominees have consented to serve as our directors if elected. However, if the nominees are unable to serve or for good cause will not serve as a director, properly submitted proxies will be voted for the election of such substitute nominee as our board of directors may designate.

Vote Required; Board Recommendation

To be elected, the directors nominated via this Proposal No. 1 must receive a plurality of the votes properly cast on the election of directors, meaning that the director nominees receiving the most votes will be elected. Shares voting “withheld” and broker non-votes will have no effect on the election of directors.

The board of directors recommends voting “FOR” the election of Allison Dorval and Joshua Resnick, M.D., as Class II directors, to serve for a three-year term ending at the annual meeting of stockholders to be held in 2026.

Directors Continuing in Office

The following table identifies our directors, and sets forth their principal occupation and business experience during the last five years and their ages as of April 14, 2023.

	Positions and Offices		Class and Year
	Held with Aerovate	Director	in Which Term
Name	Therapeutics, Inc.	Since	Will Expire	Age
David Grayzel, M.D.	Director	2020	Class III – 2024	55
Maha Katabi, Ph.D.	Director	2020	Class III – 2024	49
Timothy P. Noyes	Director and Chief Executive Officer	2021	Class I - 2025	61
Mark Iwicki	Chairperson and Director	2021	Class I - 2025	56
Donald J. Santel	Director	2023	Class I - 2025	62

Class III Directors (Term Expires at 2024 Annual Meeting)

David Grayzel, M.D. Dr. Grayzel has served as a member of our board of directors since August 2020. Dr. Grayzel joined Atlas Venture Inc. in June 2010 and has been a Partner since April 2014. Before that, Dr. Grayzel co-founded and served as Chief Executive Officer of Arteaus Therapeutics, LLC from June 2011 until it was acquired by Eli Lilly and Company in January 2014, served as co-founder and Chief Executive Officer of Annovation Biopharma, Inc. from May 2011 until it was acquired by The Medicines Company in February 2015, served as a founding board member of Delinia, Inc. from September 2015 until it was acquired by Celgene Corporation in January 2017, and served as a co-founder and a member of the board of directors of Cadent Therapeutics, Inc., until it was acquired by Novartis in December 2020. Dr. Grayzel is currently a co-founder and board member of Surface Oncology, a publicly traded biotechnology company, and served as its Chief Executive Officer from April 2014 to May 2015 and as Chairman of its board of directors from April 2014 to January 2017, and is a co-founder and board member of Q32 Bio. He also serves as a board member of Affinia Therapeutics and Triana Therapeutics, and as a board observer at Day One Biopharmaceuticals. Dr. Grayzel serves on the board of directors of Acera School, Inc. (The Massachusetts School for Science, Creativity, and Leadership). He also serves as an advisor to several organizations including Memorial Sloan Kettering Cancer Center’s (MSKCC) Technology Development Fund, the American Heart Association’s One Brave Idea, and is on the Scientific Advisory Board of the Tri-TDI that includes Rockefeller University, MSKCC, and Cornell University. Dr. Grayzel received a B.A. in Psychology from Stanford University, an M.D. from Harvard Medical School, and completed his internship and residency training in Internal Medicine at Massachusetts General Hospital. We believe that Dr. Grayzel’s experience working with and serving on the boards of directors of life sciences companies and his experience working in the venture capital industry qualify him to serve on our board of directors.

Maha Katabi, Ph.D. Dr. Katabi has served as a member of our board of directors since August 2020. Dr. Katabi has been a General Partner at Sofinnova Investments, a venture capital firm, since March 2020. She joined Sofinnova as a Partner in April 2019. Prior to joining Sofinnova, Dr. Katabi was a founding Managing Partner at Oxalis Capital, a venture capital firm, from August 2018 until April 2019. From September 2008 until January 2018, Dr. Katabi was an Investment Manager and later Partner, Private Equity at Sectoral Asset Management, an investment advisor exclusively focused on the global healthcare sector, where she was the portfolio manager of a family of funds investing in small cap and private biotech companies. Prior to joining Sectoral, Dr. Katabi was a Vice President at Ventures West from 2004 to 2008, where she focused on early-stage venture investments in the life sciences industry. She started her venture capital career in 1999 with T2C2 Capital Bio, a seed fund focused on university start-ups. Dr. Katabi has served as a member of the board of directors of several private companies, and currently serves as a director of Gyroscope Therapeutics Limited, Quanta Therapeutics, Inc., Vera Therapeutics, Inc., and Sofinnova Investments, Inc. She received a Ph.D. in Pharmacology and a B.Sc. in Biology at McGill University and her CFA charter in 2011. We believe that Dr. Katabi is qualified to serve on our board of directors due to her experience as a biopharmaceutical and biotechnology public and private company investor.

Class I Directors (Term Expires at 2025 Annual Meeting)

Timothy P. Noyes Mr. Noyes has served as our Chief Executive Officer since February 2021 and a member of our board of directors since April 2021. Prior to joining the Company, from October 2019 to February 2021, Mr. Noyes served as

President and Chief Executive Officer and a member of the board of directors of Arcuate Therapeutics, Inc. From April 2006 to September 2019, Mr. Noyes served as a member of the board of directors of ArTara Therapeutics, Inc., publicly traded pharmaceutical company formerly known as Proteon Therapeutics, Inc., or Proteon. From April 2006 to January 2020, Mr. Noyes also served as President and Chief Executive Officer of Proteon, until Proteon completed its merger with ArTara Therapeutics Inc. From January 2002 to March 2006, Mr. Noyes served as Chief Operating Officer of Trine Pharmaceuticals, Inc., or Trine. Before joining Trine, Mr. Noyes held several management positions with GelTex Pharmaceuticals Inc. from 1996 to 2001, prior to its acquisition by Genzyme Corporation. After the acquisition, from 2001 to 2002, he held the positions of President, Renal Division and President, GelTex Pharmaceuticals. Prior to GelTex, he worked for several years at Merck & Co. across multiple roles in its hypertension and heart failure group and managed care division, and on its Vasotec and Prilosec products. Mr. Noyes received an A.B. from Harvard College and an M.B.A. from Harvard Business School. We believe Mr. Noyes is qualified to serve as a member of our board of directors because of his role with us and his extensive operational knowledge of, and executive level management experience in, the biopharmaceutical industry.

Mark Iwicki Mr. Iwicki has served as Chairperson of our board of directors since February 2021. Mr. Iwicki has served as the Chief Executive Officer and Chairman of the board of directors of Kala Pharmaceuticals, Inc., or Kala, since March 2015. Prior to joining Kala, Mr. Iwicki served as President and Chief Executive Officer of Civitas Therapeutics, Inc., or Civitas, a biopharmaceutical company, from January 2014 to October 2014. Prior to Civitas, Mr. Iwicki served as President and Chief Executive Officer at Blend Therapeutics, Inc., or Blend, a biopharmaceutical company, from December 2012 to January 2014. Prior to Blend, Mr. Iwicki was President and Chief Executive Officer of Sunovion Pharmaceuticals Inc. (formerly Sepracor Inc.), or Sunovion, a pharmaceutical company, from October 2007 to June 2012. Prior to joining Sunovion, Mr. Iwicki was Vice President and Business Unit Head at Novartis, a biopharmaceutical company, from March 1998 to October 2007. Prior to that, Mr. Iwicki held management positions at Astra Merck Inc. and Merck & Co., Inc. In addition to Kala and serving on our board of directors, Mr. Iwicki also currently serves on the board of directors of Akero Therapeutics, Inc. and Merus N.V., and formerly served on the board of directors of Aimmune Therapeutics, Inc. and Pulmatrix Inc., all publicly-traded companies. Mr. Iwicki holds a B.S. in Business Administration from Ball State University and an M.B.A. from Loyola University. We believe that Mr. Iwicki’s extensive experience as a pharmaceutical industry leader managing all stages of drug development and commercialization in multiple therapeutic areas qualifies him to serve as a member of our board of directors.

Donald Santel Mr. Santel has served as a member of our Board since January 2023. Mr. Santel previously served on the Board of Oyster Point Pharama, Inc., a commercial-stage biopharmaceutical company focused on therapies to treat ophthalmic diseases, from August 2021 until the sale of the company to Viatris, Inc. in January 2023. Mr. Santel also previously served as Executive Chairman of Adicet Bio, Inc., a private allogeneic cell therapy oncology company, from October 2017 through its reverse merger with resTORbio, Inc. in September 2020. From March 2018 through April 2019, Mr. Santel also served as Adicet Bio’s interim Chief Executive Officer. He previously served as Chief Executive Officer of Hyperion Therapeutics from June 2008 until the sale of the company to Horizon Pharma in May 2015. Mr. Santel led Hyperion from a development stage private company through the approval and commercial launch of Ravicti for the treatment of urea cycle disorders. Mr. Santel was a member of Hyperion’s board of directors from March 2007 through the company’s sale. Previously, Mr. Santel was a co-founder, member of the board of directors and the Chief Executive Officer of CoTherix, Inc., from January 2000 through its sale to Actelion in January 2007. Prior to joining CoTherix, Mr. Santel was employed by several medical device companies, including Cardiac Pathways Corporation (acquired by Boston Scientific) and Medtronic, Inc. Mr. Santel previously served on the board of directors and the audit and compensation committees of Anthera Pharmaceuticals, Inc. and as a director of ChemGenex Pharmaceuticals, Inc. Mr. Santel holds an M.S. in electrical engineering from the University of Minnesota and a B.S.E. in biomedical engineering from Purdue University. We believe that Mr. Santel is qualified to serve on our Board due to his experience in the biopharmaceutical industry and his experience as executive officer and as a member of the boards of directors of multiple companies in the industry.

There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director.

There are no material legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us.

PROPOSAL NO. 2 – RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS AEROVATE THERAPEUTICS, INC.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023

Our stockholders are being asked to ratify the appointment by the audit committee of the board of directors of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. KPMG LLP has served as our independent registered public accounting firm since 2019.

The audit committee is solely responsible for selecting our independent registered public accounting firm for the fiscal year ending December 31, 2023. Stockholder approval is not required to appoint KPMG LLP as our independent registered public accounting firm. However, the board of directors believes that submitting the appointment of KPMG LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain KPMG LLP. If the selection of KPMG LLP is ratified, the audit committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of Aerovate and its stockholders.

A representative of KPMG LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.

We incurred the following fees from KPMG LLP for the audit of the financial statements and for other services provided during the years ended December 31, 2022 and 2021.

	2022	2021
Audit fees (1)	$801,138	$1,530,000
Audit-Related fees (2)	-	-
Tax fees (3)	-	-
All other fees (4)	-	-
Total fees	$801,138	$1,530,000

(1)	Audit Fees consist of fees billed for professional services rendered in connection with the audit of our annual financial statements and reviews of our quarterly financial statements for those fiscal years. This category also includes fees for services incurred in connection with our initial public offering and related services that are normally provided in connection with regulatory filings. We engaged KPMG LLP in 2022 and 2021 to audit our 2022 and 2021 annual financial statements, respectively.
(2)	Audit-related fees consist of services that are reasonably related to the performance of the audit or review of our financial statements. There were no such fees incurred in 2022 or 2021.
(3)	Tax Fees consist of fees for tax compliance, advice and tax planning and includes fees for tax return preparation.
(4)	There were no other fees incurred in 2022 or 2021.

Audit Committee Pre-approval Policy and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

During our 2022 and 2021 fiscal years, no services were provided to us by KPMG LLP other than in accordance with the pre-approval policies and procedures described above.

Vote Required; Board Recommendation

The affirmative vote of a majority of votes properly cast for and against this Proposal No. 2 is required to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote.

The board of directors recommends voting “FOR” Proposal No. 2 to ratify the appointment of KPMG LLP as Aerovate Therapeutics, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

CORPORATE GOVERNANCE

Director Nomination Process

Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board of directors, and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by management, recruiters, members of the committee and our board of directors. The qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a committee-recommended nominee for a position on our board of directors are as follows:

●	Nominees should demonstrate high standards of personal and professional ethics and integrity.
●	Nominees should have proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment.
●	Nominees should have skills that are complementary to those of the existing board.
●	Nominees should have the ability to assist and support management and make significant contributions to the Company’s success.
●	Nominees should have an understanding of the fiduciary responsibilities that are required of a member of the board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive offices no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the date of the preceding year’s annual meeting and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. Stockholder proposals should be addressed to Aerovate Therapeutics, Inc., 930 Winter Street, Suite M-500, Waltham, MA 02451, Attention: Corporate Secretary. Assuming that biographical and background material has been provided on a timely basis in accordance with our bylaws, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our board of directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting of stockholders. See the section of this proxy statement titled “Stockholder Proposals” for a discussion of submitting stockholder proposals.

Director Independence

Our common stock is listed on The Nasdaq Global Market, or Nasdaq. Under the Nasdaq listing rules, independent directors must comprise a majority of a listed company’s board of directors within twelve months from the date of listing. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent within twelve months from the date of listing. Audit committee members must also satisfy additional independence criteria, including those set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under Nasdaq listing rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board of directors committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries, other than compensation for board of directors service; or (2) be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board of directors must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.

In March 2023, our board of directors undertook a review of the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors has determined that all members of the board of directors, except Timothy P. Noyes, are independent directors, including for purposes of Nasdaq and the SEC rules. In making that determination, our board of directors considered the relationships that each director has with us and all other facts and circumstances the board of directors deemed relevant in determining independence, including the potential deemed beneficial ownership of our capital stock by each director and respective affiliations, including non-employee directors that are affiliated with certain of our major stockholders. Timothy P. Noyes is not an independent director under these rules because he is currently employed as the chief executive officer of our company. We expect that the composition and functioning of our board of directors and each of our committees will continue to comply with all applicable requirements of Nasdaq and the rules and regulations of the SEC. There are no family relationships among any of our directors or executive officers.

Board Diversity

Although the board of directors does not have a formal policy regarding diversity, the nominating and corporate governance committee’s evaluation of director nominees includes consideration of their ability to contribute to the diversity of personal and professional experiences, opinions, perspectives and backgrounds on the board of directors. Nominees are not discriminated against based on race, color, religion, sex, ancestry, national origin, sexual orientation, disability or any other basis prescribed by law. The nominating and corporate governance committee assess the effectiveness of this approach as part of its review of the board of directors’ composition as well as in the course of the board of directors’ and nominating and corporate governance committee’s self-evaluation.

The composition of our board of directors currently includes two individuals who are diverse under the Nasdaq listing rule regarding board diversity, representing gender diversity of 33%, as presented in the below Board Diversity Matrix. Under the Nasdaq listing rule, directors who self-identify as (i) female, (ii) an underrepresented minority, or (iii) LGBTQ+ are defined as being diverse. Each term used in the table has the meaning given to it in the Nasdaq listing rule and related instructions.

Board Diversity Matrix (As of April 14, 2023)
Total Numbers of Directors	7
				Did not
			Non-	Disclose
	Female	Male	Binary	Gender
Part 1: Gender Identity
Directors	2	4		1
Part 2: Demographic Background
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	2	4
Two or More Races or Ethnicities	1
LGBTQ+	1
Did Not Disclose Demographic Background	1

Board Committees

Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee, each of which operate pursuant to a charter adopted by our board of directors. We believe that the composition and functioning of all of our committees comply with the applicable requirements of Nasdaq, the Sarbanes-Oxley Act of 2002 and SEC rules and regulations that are applicable to us. We intend to comply with future requirements to the extent they become applicable to us.

The full text of our audit committee charter, compensation committee charter and nominating and corporate governance charter is posted on the investor relations portion of our website at https://ir.aerovatetx.com/governance/documents-committee-composition. We do not incorporate the information contained on, or accessible through, our corporate website into this proxy statement, and you should not consider it a part of this proxy statement.

Audit Committee

Allison Dorval, Mark Iwicki, and Maha Katabi, Ph.D. serve on the audit committee, which is chaired by Ms. Dorval. Our board of directors has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined in the rules of the SEC and the applicable Nasdaq rules, and each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of directors has designated Ms. Dorval as an “audit committee financial expert,” as defined under the applicable rules of the SEC. During the fiscal year ended December 31, 2022, the audit committee met four times. The report of the audit committee is included in this proxy statement under “Report of the Audit Committee.” The audit committee’s responsibilities include:

●	appointing, approving the compensation of and assessing the independence of our independent registered public accounting firm;
●	pre-approving auditing and permissible non-audit services and the terms of such services, to be provided by our independent registered public accounting firm;
●	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;
●	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
●	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
●	recommending based upon the audit committee’s review and discussions with management and our independent registered public accounting firm whether our audited financial statements shall be included in our Annual Report on Form 10-K;
●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
●	reviewing and discussing with management certain of our insurance programs;
●	reviewing and discussing with management our information security and technology risks;
●	preparing the audit committee report required by SEC rules to be included in our annual proxy statement
●	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and
●	reviewing quarterly earnings releases.

Both our independent registered public accounting firm and management will periodically meet privately with our audit committee. All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Compensation Committee

David Grayzel, M.D., Mark Iwicki, and Maha Katabi, Ph.D. serve on the compensation committee, which is chaired by Mr. Iwicki. Our board of directors has determined that each member of our compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended. During the fiscal year ended December 31, 2022, the compensation committee met two times. The compensation committee’s responsibilities include:

●	annually reviewing and recommending to the board of directors the corporate goals and objectives relevant to the compensation of our Chief Executive Officer;
●	evaluating the performance of our Chief Executive Officer in light of company performance compared to such corporate goals and objectives, and based on such evaluation reviewing and recommending to the board of directors (i) the cash compensation of our Chief Executive Officer and (ii) grants and awards to our Chief Executive Officer under equity-based plans;
●	reviewing and approving the compensation of our other executive officers, taking into consideration both company and individual performance;
●	reviewing and establishing our overall management compensation philosophy and policy;
●	overseeing and administering our company-wide compensation and similar plans;
●	reviewing and approving our policies and procedures for the grant of equity-based awards;
●	reviewing and recommending to the board of directors the compensation of our directors;
●	preparing our compensation committee report if and when required by SEC rules;
●	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” if and when required, to be included in our annual proxy statement; and
●	evaluating and selecting compensation advisors in accordance with the independence standards identified in the applicable Nasdaq listing rules;
●	reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters.

Compensation Consultants

In fiscal year 2022, our compensation committee engaged Arnosti Consulting, Inc., or Arnosti Consulting, to provide compensation consulting services. During fiscal year 2022, Arnosti Consulting's services included advising on equity compensation programs and the development of the Company’s peer group and providing support and analysis regarding executive and director compensation. Our compensation committee has assessed the independence of Arnosti Consulting consistent with SEC rules and Nasdaq listing standards and has concluded that the engagement of Arnosti Consulting does not raise any conflict of interest.

Nominating and Corporate Governance Committee

David Grayzel, M.D., Joshua Resnick, M.D., and Donald Santel serve on the nominating and corporate governance committee, which is chaired by Dr. Grayzel. Our board of directors has determined that each member of the nominating and corporate governance committee is “independent” as defined in the applicable Nasdaq rules. During the fiscal year ended December 31, 2022, the nominating and corporate governance committee met two times. The nominating and corporate governance committee’s responsibilities include:

●	developing and recommending to the board of directors criteria for board of directors and committee membership, including a priority in selecting board members who exhibit a record of professional accomplishment, an understanding of the competitive challenges facing our business and industry and experience that will foster growth into a clinical-stage pharmaceutical company;
●	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;
●	reviewing the composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;
●	identifying individuals qualified to become members of the board of directors;

●	recommending to the board of directors the persons to be nominated for election as directors and to each of the board of directors’ committees;
●	developing and recommending to the board of directors a code of business conduct and ethics and a set of corporate governance guidelines, including with respect to environmental, social and governance, or ESG, initiatives; and
●	overseeing the evaluation of our board of directors and management.

The nominating and corporate governance committee considers candidates for board of directors membership suggested by its members and the chief executive officer. Additionally, in selecting nominees for directors, the nominating and corporate governance committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by our board of directors. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading “Stockholder Proposals.” The nominating and corporate governance committee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our bylaws relating to stockholder nominations as described later in this proxy statement under the heading “Stockholder Proposals.”

Identifying and Evaluating Director Nominees. Our board of directors is responsible for filling vacancies on our board of directors and for nominating candidates for election by our stockholders each year in the class of directors whose term expires at the relevant annual meeting. The board of directors delegates the selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the board of directors, and of management, will be requested to take part in the process as appropriate.

Generally, the nominating and corporate governance committee identifies candidates for director nominees in consultation with management, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our board of directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the board of directors’ approval to fill a vacancy or as director nominees for election to the board of directors by our stockholders each year in the class of directors whose term expires at the relevant annual meeting.

Board and Committee Meetings Attendance

The full board of directors met five times during 2022. During 2022, each member of the board of directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served).

Director Attendance at Annual Meeting of Stockholders

Directors are responsible for attending the annual meeting of stockholders to the extent practicable. All directors attended our annual meeting of stockholders in 2022.

Policy on Trading, Pledging and Hedging of Company Stock

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in Company securities. Our insider trading policy expressly prohibits derivative transactions of our stock by our executive officers, directors, employees, consultants and designated contractors. Our insider trading policy expressly prohibits purchases of any derivative securities that provide the economic equivalent of ownership.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2022, David Grayzel, M.D., Mark Iwicki, and Maha Katabi, Ph.D. were the only members of our compensation committee. None of the members of our compensation committee is, or has at any time during the prior three years been, one of our officers or employees. None of our executive officers currently serve, or have in the past fiscal year served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our board of directors or our compensation committee.

Code of Business Conduct and Ethics

Our board of directors adopted a Code of Business Conduct and Ethics in June 2021 in connection with our initial public offering and reaffirmed the Code of Business Conduct and Ethics in March 2023. The Code of Business Conduct and Ethics applies to all of our employees, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions), agents and representatives, including directors and consultants.

We intend to disclose future amendments to certain provisions of our Code of Business Conduct and Ethics on our website identified below. The full text of our Code of Business Conduct and Ethics is posted on our website at https://ir.aerovatetx.com/governance/documents-committee-composition. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement, and you should not consider that information a part of this proxy statement.

Board Leadership Structure and Board’s Role in Risk Oversight

Mark Iwicki is the current chairman of our board of directors. We believe that separating the positions of chief executive officer and chairperson of the board of directors allows our chief executive officer to focus on our day-to-day business, recommending strategic decisions and capital allocation to the board of directors and ensuring the execution of the recommended plans, while allowing the chairperson to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Our board of directors recognizes the time, effort and energy that the chief executive officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chairperson, particularly as the board of directors’ oversight responsibilities continue to grow. While our amended and restated bylaws and corporate governance guidelines do not require that our chairperson and chief executive officer positions be separate, our board of directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk is inherent to every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction and intellectual property. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of the board of directors in overseeing the management of our risks is conducted primarily through committees of the board of directors, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees. The full board of directors (or the appropriate board of directors committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairperson of the relevant committee reports on the discussion to the full board of directors during the committee reports portion of the next board meeting. This enables the board of directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

In addition, our board of directors, as a whole and through its committees, oversees our environmental, social and governance, or ESG, efforts. As we continue to grow and progress as a company, we strive to be good stewards of our community and to be focused on our stakeholders, which include our patients, our stockholders and our employees. We recognize the importance of ESG initiatives to our stakeholders.

Communication with the Directors of Aerovate Therapeutics, Inc.

Any interested party with concerns about our company may report such concerns to the board of directors or the chairman of our board of directors or the chairman of our nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:

c/o Aerovate Therapeutics, Inc.

930 Winter Street, Suite M-500

Waltham, MA 02451

United States

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

A copy of any such written communication may also be forwarded to our legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with our legal counsel, with independent advisors, with non-management directors, or with our management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.

Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by the company regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. We have also established a toll-free telephone number for the reporting of such activity, which is (844) 517-1122.

NON-EMPLOYEE DIRECTOR COMPENSATION

The following table presents the total compensation for each person who served as a non-employee member of our board of directors and received compensation for such service during fiscal year 2022. Directors who also serve as employees received no additional compensation for their service as directors. During fiscal year 2022, Mr. Noyes, our Chief Executive Officer, was a member of our board of directors, as well as an employee, and received no additional compensation for his services as a director. See the section of this proxy statement titled “Summary Compensation Table” for more information about executive officer compensation in fiscal year 2022.

2022 Director Compensation Table

	FEES EARNED	OPTION
	OR PAID IN	AWARDS
NAME	CASH ($)	($)(1)(2)	TOTAL ($)
Allison Dorval	50,000	101,750	151,750
David Grayzel, M.D.	-(3)	152,164	152,164
Mark Iwicki	82,500	101,750	184,250
Maha Katabi, Ph.D.	-(3)	151,634	151,634
Joshua Resnick, M.D.	39,000	101,750	140,750
Donald J. Santel (4)	-	-	-

(1)	The amounts reported represent the aggregate grant date fair value of the stock options awarded to our non-employee directors during fiscal year 2022, calculated in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 8(c) of our consolidated financial statements included in our 2022 Annual Report. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by our directors upon the exercise of the stock options or any sale of the underlying shares of common stock.
(2)	As of December 31, 2022, each of our non-employee directors held the following number of outstanding options to acquire our common stock.

			TOTAL
NAME	EXERCISABLE	UNEXERCISABLE	OUTSTANDING
Allison Dorval	11,805	25,695	37,500
David Grayzel, M.D.	21,970	25,000	46,970
Mark Iwicki	62,731	108,266	170,997
Maha Katabi, Ph.D.	22,207	25,000	47,207
Joshua Resnick, M.D.	12,500	25,000	37,500
Donald Santel	-	-	-

(3)	Drs. Grayzel and Katabi elected to take their cash compensation as an additional stock option grant.
(4)	Mr. Santel was appointed to our board of directors in January 2023.

Non-Employee Director Compensation Policy

In connection with our initial public offering, we implemented a formal policy pursuant to which our non-employee directors are eligible to receive the following cash retainers:

		ANNUAL
	ANNUAL	RETAINER FOR
	RETAINER	CHAIR
Board of Directors	$35,000	$65,000
Audit Committee	$7,500	$15,000
Compensation Committee	$5,000	$10,000
Nominating and Corporate Governance Committee	$4,000	$8,000

In addition, non-employee directors are permitted to elect, in lieu of the foregoing cash retainers, an option to acquire common stock of the Company, with an aggregate grant date fair value equal to such cash retainer (or portion thereof) to be received by such non-employee director. Any such stock options shall vest in four equal quarterly installments commencing on the date of grant. The non-employee director compensation policy also provides that, upon initial election to our board of directors, each non-employee director will be granted an option to purchase 25,000 shares of our common stock, or the Initial Grant. The Initial Grant will vest in equal monthly installments over three years from the date of grant, subject to continued service through the applicable vesting date. Furthermore, on the date of each annual meeting of stockholders, each non-employee director who continues as a non-employee director following such meeting will be granted an annual option to purchase 12,500 shares of our common stock, or the Annual Grant. The Annual Grant will vest in full on the earlier of (i) the first anniversary of the grant date or (ii) our next annual meeting of stockholders, subject to continued service through the applicable vesting date. Such awards are subject to full accelerated vesting upon the sale of the company.

Employee directors receive no additional compensation for their service as a director. We reimburse all reasonable out-of-pocket expenses incurred by directors for their attendance at meetings of our board of directors or any committee thereof.

EXECUTIVE OFFICERS

The following table identifies our executive officers, and sets forth their current positions at Aerovate Therapeutics and their ages as of April 14, 2023.

		Officer
Name	Position Held with Aerovate Therapeutics, Inc.	Since	Age
Executive Officers
Timothy P. Noyes	Chief Executive Officer and Director	2021	61
Benjamin T. Dake, Ph.D.	President, Chief Operating Officer and Secretary	2018	47
George A. Eldridge	Chief Financial Officer and Treasurer	2021	60
Hunter Gillies, M.B.Ch.B.	Chief Medical Officer	2020	57
Ralph Niven, Ph.D.	Chief Scientific Officer	2020	63
Timothy J. Pigot	Chief Commercial Officer	2023	52
Marinus Verwijs, Ph.D.	Senior Vice President, CMC	2022	47

Executive Officers

You should refer to “Class I Directors” above for information about our Chief Executive Officer, Timothy P. Noyes. Biographical information for our other executive officers, as of April 14, 2023, is set forth below.

Benjamin T. Dake, Ph.D. Dr. Dake founded the Company and has served as our President since July 2018, our Chief Operating Officer since September 2020 and our Secretary since August 2020. He served as our Chief Executive Officer from July 2018 until February 2021, and served as a member of our board of directors from July 2018 to April 2021. Prior to joining our company, Dr. Dake served in a number of positions of ascending responsibility at the investment firm RA Capital Management, L.P. from September 2015 until December 2019, including as a Venture Associate and Venture Analyst. From 2007 to 2010, Dr. Dake conducted research holding the title of Technical Research Assistant II at Brigham and Women’s Hospital at the Center for Neurodegenerative Disease. Before working in science, Dr. Dake was employed by the Gallup Organization from 1992 to 2004 where he held various information technology related positions and was a founder of their internet data collection venture “g.” Dr. Dake received a B.S. and an M.S. from University of Nebraska-Lincoln and a Ph.D. in cell, molecular and development biology from Tufts University School of Medicine.

George A. Eldridge Mr. Eldridge has served as our Chief Financial Officer since March 2021. Prior to joining our company, from October 2020 to March 2021, Mr. Eldridge served as Senior Vice President and Chief Financial Officer of Lyndra Therapeutics, Inc., or Lyndra, after consulting with Lyndra since August 2020. Prior to joining Lyndra, from February 2020 to October 2020, Mr. Eldridge served as a consultant and acting Chief Financial Officer to Sollis Therapeutics Inc. From September 2013 to January 2020, Mr. Eldridge was Senior Vice President and Chief Financial Officer of Proteon. Prior to joining Proteon, from 2009 to 2013, Mr. Eldridge served as a consultant to various companies in the biotechnology industry, acting as a chief financial officer and providing advisory services. From September 2006 to March 2009, Mr. Eldridge was Chief Financial Officer of Targanta Therapeutics Corporation until its acquisition in 2009 by The Medicines Company. Before working at Targanta, Mr. Eldridge served as Chief Financial Officer of Therion Biologics Corporation, or Therion, from 2002 to 2006. Prior to Therion, Mr. Eldridge served as Chief Financial Officer of Curis, Inc. (previously Ontogeny, Inc.) and Boston Life Sciences, Inc. Prior to working in the biotechnology field, Mr. Eldridge was an investment banker at Kidder Peabody & Co, Inc. Mr. Eldridge holds a B.A. from Dartmouth College and an M.B.A. from the University of Chicago, Booth School of Business.

Hunter Gillies, M.B.Ch.B. Dr. Gillies has served as our Chief Medical Officer since May 2020 and was a consultant for our company from June 2019 to April 2020. Dr. Gillies has more than 20 years’ experience in developing drugs to treat pulmonary vascular disease. Prior to joining the Company, Dr. Gillies consulted from 2015 to April 2020 with a number of biotechnology and biopharmaceutical companies working in the field of pulmonary arterial hypertension, or PAH, (Actelion Pharmaceuticals Ltd., PhaseBio Pharmaceuticals, Inc., and Altavant Sciences, Inc.), as well as with companies in the field of heart failure, including Cardurion Pharmaceuticals, Inc. From February 2010 to December 2015, Dr. Gillies was a Senior Director in clinical research at Gilead Sciences where he was responsible for leading the pulmonary vascular disease team and led the U.S. component of the AMBITION study, a clinical trial for patients suffering from PAH. Prior to Gilead, Dr. Gillies held a number of positions of increasing responsibility at Pfizer from 1998 until 2010 where he was responsible for clinical research trials in sexual health, cardiovascular disease, and pulmonary vascular disease, including overseeing the Revatio program, a drug approved for PAH. Dr. Gillies earned his M.B.Ch.B., M.Sc. and B.Sc. in Exercise Physiology from the University of Cape Town, South Africa, and his diploma in Sports Medicine from Queen Mary University in London.

Ralph Niven, Ph.D. Dr. Niven has served as our Chief Scientific Officer since June 2022 and prior to June 2022 as our Chief Development Officer since July 2020, and was a consultant for our company from May 2018 to April 2020. Since March 2017, Dr. Niven has also served as scientific and development advisor to the SPARK translational medicine program at Stanford University. From August 2012 to January 2017, Dr. Niven held the position of Principal Fellow at Novartis Pharmaceuticals Corporation, or Novartis, a biopharmaceutical company, and was responsible for the technical development of several early-stage inhalation programs. Prior to Novartis, Dr. Niven served as Chief Technology Officer from September 2007 to January 2012 for APT Pharmaceuticals, Inc., or APT, during which time APT completed a Phase III study of an inhaled formulation of cyclosporine for chronic rejection in lung transplantation. Prior to APT, Dr. Niven served as Senior Vice President of Preclinical Development for Windtree Therapeutics, Inc., formerly known as Discovery Laboratories, Inc. from 2001 to 2005 where he established and ran the company’s California R&D facility focusing on aerosol applications of a synthetic lung surfactant. Dr. Niven also held positions at Megabios Corp., a company focused on cell and gene therapy, Advanced Inhalation Research, Inc., a biopharmaceutical company subsequently acquired by Alkermes, Inc., where Dr. Niven facilitated the development of dry powder “porous” particles for inhalation, Amgen, Inc., a pharmaceutical company, as a research scientist developing biomolecules for delivery via the lungs. Dr. Niven holds a Ph.D. in Pharmaceutical Sciences from the University of Kentucky and has an undergraduate degree in Pharmacy from the University of Strathclyde and holds an M.B.A. in Healthcare from George Washington University.

Timothy J. Pigot Mr. Pigot has served as our Chief Commercial Officers since March 2023 and prior to March 2023 as our Senior Vice President of Commercial since June 2021. Prior to joining our company, Mr. Pigot was the Vice President of Marketing for MyoKardia, Inc. (acquired by Bristol-Myers Squibb Company) from September 2019 through March 2021. Prior to joining MyoKardia, Mr. Pigot worked at Gilead Sciences, Inc. from May 2007 to August 2019. Prior to joining Gilead Sciences, Mr. Pigot worked for Pfizer Inc. from 1996 through April 2007. At Pfizer, Mr. Pigot held a number of positions of increasing responsibility including Senior Director, U.S. Team Leader of Zoloft Marketing, Senior Director, U.S. Team Leader of Viagra/Revatio Marketing, and Senior Director, U.S. Team Leader of Detrol LA Marketing. Mr. Pigot holds a B.S. from Binghamton University, State University of New York, School of Management.

Marinus Verwijs, Ph.D. Dr. Verwijs has served as our Senior Vice President CMC since March 2022. Prior to joining our company, from July 2018 to March 2022, Dr. Verwijs served as Vice President, Head of Drug Product, Analytical Development, and Quality Control for Epizyme, Inc., a biotechnology company. From December 2014 to June 2018, Dr. Verwijs served as Director CMC Operations, Head of Process Development and Technical Operations of Flexion Therapeutics, Inc., a biotechnology company. From January 2009 to August 2014, Dr. Verwijs served as Associate Director Formulation Development for Vertex Pharmaceuticals, Inc., a biotechnology company, and prior to that, from 2006 to 2009, Dr. Verwijs was employed as Scientist Formulation Development at TransForm Pharmaceuticals, Inc., a biotechnology company. Dr. Verwijs holds a Ph.D. in Chemical Engineering from University of Florida and has a Master of Science in Chemical Engineering from Delft University of Technology in The Netherlands.

The principal occupation and employment during the past five years of each of our executive officers was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which he or she was or is to be selected as an executive officer.

There are no material legal proceedings to which any of our executive officers is a party adverse to us or in which any such person has a material interest adverse to us.

Significant Leaders

In addition to our executive officers, we also have the following significant leaders:

Donna Dea As a consultant, Mrs. Dea has served as the Head of Regulatory Affairs at Aerovate since September 2020. Since January 2015, Mrs. Dea has worked as a regulatory consultant assisting companies with clinical development and regulatory strategies including interactions with health authorities. From 1996 to December 2014, Mrs. Dea served in multiple leadership positions in the regulatory group at AstraZeneca plc. From 2002 to 2008, Mrs. Dea was member of the Regulatory Senior Leadership Team at AstraZeneca which included: Leader of the Policy, Regulatory Intelligence and Labeling Group (2007-2008); Leader of US Regulatory Managers, Documentation Specialists, and CMC Experts (2005-2007); Regulatory Lead on the Key Brand Team for the development of a novel anticoagulant (2003-2005); and Regulatory Lead for the Respiratory & Inflammation Therapeutic Area (2002-2003). From 1999-2002, Mrs. Dea was the Executive Director-Regulatory Affairs, Respiratory & Inflammation Therapeutic Area at AstraZeneca. Mrs. Dea holds a B.S. in Biology from Saint Joseph’s University in Philadelphia, PA.

Susan Fischer Mrs. Fischer has served as our Senior Vice President of Development Operations since April 2022. Prior to joining our company, Mrs. Fischer was Vice President of Clinical Operations for Syndax Pharmaceuticals, Inc. from January 2016 through March 2022.  Prior to joining Syndax, Mrs. Fischer achieved the level of Associate Vice President of Clinical Operations at Acetylon Pharmaceuticals, Inc. (acquired by Celgene Corporation) working from January 2012 to January 2016. Prior to joining Acetylon, Mrs. Fischer achieved the level of Director of Early Development-Clinical Trial Management at EMD Serono.  Mrs. Fischer holds a B.S. from Fitchburg State College.

Stephen K. Yu Mr. Yu has served as our Senior Vice President of Quality since August 2022. Prior to joining our company, from April 2022 to July 2022, Mr. Yu served as a quality compliance consultant to companies in the biotechnology industry providing advisory services. Prior to joining our Company, Mr. Yu served as the Senior Vice President, Corporate Quality for Allena Pharmaceuticals, Inc. from April 2021 to March 2022 and served as the Vice President, Quality Assurance from September 2018 to April 2020. From May 2020 through March 2021, Mr. Yu served as the Senior Vice President of Quality and Compliance for Lyndra Therapeutics, Inc. From January 2018 to August 2018, Mr. Yu served as a quality compliance consultant to companies in the biotechnology industry providing advisory services. From May 2015 through December 2017, Mr. Yu was the Vice President, Corporate Quality for Immunogen, Inc. From May 2012 to May 2015, Mr. Yu worked at Genzyme, a Sanofi Company, achieving the level of Senior Director of Quality Systems and Strategy. Mr. Yu holds a B.S. from Massachusetts Institute of Technology in chemical engineering and an M.B.A. from the Rutgers University.

EXECUTIVE COMPENSATION

Our named executive officers for the year ended December 31, 2022 are:

●	Timothy P. Noyes, our Chief Executive Officer;
●	George A. Eldridge, our Chief Financial Officer; and
●	Marinus Verwijs, Ph.D., our Senior Vice President, CMC

Summary Compensation Table

The following table presents information regarding the total compensation awarded to, earned by, and paid to our named executive officers for services rendered to us in all capacities for the fiscal years ended 2021 and 2022.

				NON-EQUITY
			OPTION	INCENTIVE	ALL OTHER
NAME AND		SALARY	AWARDS	COMPENSATION	COMPENSATION	TOTAL
PRINCIPAL POSITION	YEAR	($)	($)(1)	($)(2)	($)	($)
Timothy Noyes (3)	2022	563,040	—	140,760	—	703,800
Chief Executive Officer	2021	436,833	4,689,560	179,067	—	5,305,460
George Eldridge (4)	2022	417,105	—	116,789	—	533,894
Chief Financial Officer	2021	300,785	1,296,420	93,698	—	1,690,903
Marinus Verwijs, Ph.D. (5)	2022	290,000	880,200	91,875	—	1,262,075
Senior Vice President, CMC

(1)	The amount reported represents the aggregate grant date fair value of the stock options awarded to the named executive officers during the applicable fiscal year, calculated in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718. The assumptions used in calculating the grant date fair value and the incremental fair value of the stock option reported in this column are set forth in Note 2 of our consolidated financial statements included in our 2022 Annual Report. The amounts reported in this column reflect the accounting cost for these stock option awards and does not correspond to the actual economic value that may be received by the named executive officers upon the vesting of the stock options or any sale of the shares.
(2)	The amount reported represents variable cash compensation paid in recognition of corporate performance with respect to the specified fiscal year and paid in the first quarter of the following year.
(3)	Mr. Noyes commenced employment with the Company in February 2021. The amount reported for his salary reflects the amount paid following his commencement of employment and the amount of the bonus paid to him was prorated based upon his time employed in 2021.
(4)	Mr. Eldridge commenced employment with the Company in March 2021. The amount reported for his salary reflects the amount paid following his commencement of employment and the amount of the bonus paid to him was prorated based upon his time employed in 2021.
(5)	Dr. Verwijs commenced employment with the Company in March 2022. The amount reported for his salary reflects the amount paid following his commencement of employment and the amount of the bonus paid to him was prorated based upon his time employed in 2022.

Narrative to Summary Compensation Table

Base Salaries

We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. Base salaries are reviewed annually, typically in connection with our annual performance review process, and adjusted from time to time taking into account individual market compensation rates, responsibilities, performance and experience. The following table presents base salaries for the named executive officers for the fiscal year ended 2022.

NAMED EXECUTIVE OFFICER	BASE SALARY
Timothy Noyes, Chief Executive Officer	563,040
George Eldridge, Chief Financial Officer	417,105
Marinus Verwijs, Ph.D, Senior Vice President, CMC	350,000

Bonuses

We pay cash bonuses to reward our executives for corporate performance and their individual performance over the fiscal year. Our named executive officers are eligible to receive bonuses based on an established annual target. We believe such bonuses properly incentivize our named executive officers and allow us to remain competitive within the marketplace. For 2022, the target bonus percentage for Mr. Noyes was 50% of his base salary, for Mr. Eldridge was 40% of his base salary, and for Dr. Verwijs was 35% of his base salary.

Equity Compensation

Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period. During the year ended December 31, 2022, we granted awards of stock options pursuant to our 2021 Stock Option and Incentive Plan, or 2021 Plan, (described in further detail below) to each of the named executive officers employed at that time, as described in more detail in the “Outstanding Equity Awards at 2022 Fiscal Year-End” table.

Employment Arrangements with Our Named Executive Officers

Employment Agreements Entered into in Connection with our IPO

Timothy P. Noyes

Mr. Noyes is party to an employment agreement with us that provides for standard terms of employment, including base salary, annual bonus potential and benefits eligibility. In addition, the employment agreement provides for severance benefits for Mr. Noyes. In connection with a termination without Cause or resignation for Good Reason (each, as defined in Mr. Noyes’ employment agreement) (a “Qualifying Termination”), Mr. Noyes shall be entitled to the following benefits, subject to the execution and nonrevocation of a release in favor of the Company: (i) twelve months of base salary continuation and (ii) twelve months of continued Company-paid COBRA continuation benefits. Upon a Qualifying Termination within 12 months following a change in control, Mr. Noyes shall be entitled to the following benefits, in lieu of the aforementioned entitlements: (i) 18 months of base salary and the target annual bonus for the year of termination, payable in lump sum, (ii) 18 months of continued Company-paid COBRA continuation benefits, and (iii) full accelerated vesting of all equity awards subject to time-based vesting conditions. If any payments would be subject to the excise tax imposed by Section 4999 of the Code, then such payments shall be reduced to avoid the imposition of such excise tax, provided, however, that such reduction shall only occur if the executive’s reduced payments, in the aggregate, are greater than the aggregate payments to be received by the executive absent such reduction but with the imposition of the excise tax.

Other Named Executive Officers

We also entered into employment agreements with Mr. Eldridge and Dr. Verwijs. These employment agreements provide for standard terms of employment, including base salary, annual bonus potential and benefits eligibility. In addition, the employment agreements provide for severance benefits for Mr. Eldridge and Dr. Verwijs. In connection with a termination without Cause or resignation for Good Reason (each, as defined in such executive’s employment agreement) (a “Qualifying Termination”), Mr. Eldridge and Dr. Verwijs shall be entitled to the following benefits, subject to the execution and nonrevocation of a release in favor of the Company: (i) nine months of base salary continuation and (ii) nine months of continued Company-paid COBRA continuation benefits. Upon a Qualifying Termination within 12 months following a change in control, Mr. Eldridge and Dr. Verwijs shall be entitled to the following benefits, in lieu of the aforementioned entitlements: (i) 12 months of base salary and the target annual bonus for the year of termination, payable in lump sum, (ii) 12 months of continued Company-paid COBRA continuation benefits, and (iii) full accelerated vesting of all equity awards subject to time-based vesting conditions. If any payments would be subject to the excise tax imposed by Section 4999 of the Code, then such payments shall be reduced to avoid the imposition of such excise tax, provided, however, that such reduction shall only occur if the executive’s reduced payments, in the aggregate, are greater than the aggregate payments to be received by the executive absent such reduction but with the imposition of the excise tax.

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by each of our named executive officers as of December 31, 2022.

All equity awards set forth in the table below were granted under our 2018 Plan or 2021 Plan.

	OPTION AWARDS
				EQUITY
				INCENTIVE PLAN
				AWARDS:
				NUMBER OF
		NUMBER OF	NUMBER OF	SECURITIES
		SECURITIES	SECURITIES	UNDERLYING
		UNDERLYING	UNDERLYING	UNEXERCISED	OPTION
	VESTING	UNEXERCISED	UNEXERCISED	UNEARNED	EXERCISE	OPTION
	COMMENCEMENT	OPTIONS (#)	OPTIONS (#)	OPTIONS	PRICE	EXPIRATION
NAME	DATE	EXERCISABLE	UNEXERCISABLE	(#)	($)	DATE
Timothy P. Noyes	2/15/2021(1)	116,532	137,721	—	$2.14	4/1/2031
	6/4/2021(1)	84,219	140,367	—	$2.14	4/1/2031
	6/4/2021(1)	85,797	167,998	—	$2.14	4/1/2031
	6/29/2021(1)	101,700	169,500	—	$14.00	6/29/2031
	12/14/2021(2)	51,125	153,376	—	$10.61	12/13/2031
George A. Eldridge	3/22/2021(1)	1,059	28,604	—	$2.14	4/1/2031
	6/4/2021(1)	936	28,074	—	$2.14	4/1/2031
	6/4/2021(1)	17,253	33,600	—	$2.14	4/1/2031
	6/29/2021(1)	28,837	48,063	—	$14.00	6/29/2031
	12/14/2021(2)	16,358	49,075	—	$10.61	12/13/2031
Marinus Verwijs, Ph.D.	3/21/2022(1)	—	90,000	—	$14.59	3/20/2032

(1)	25% of the shares subject to the award shall vest on the first anniversary of the vesting commencement date, and the remaining shares subject to the option vest in equal monthly installments for 36 months thereafter, subject to continued service with us through the applicable vesting date.
(2)	The shares subject to the award shall vest in approximately equal monthly installments for 48 months following the vesting commencement date, subject to continued service with us through the applicable vesting date.

Employee Benefit Plans

401(k) Plan

We maintain a defined contribution employee retirement plan for our employees, including our named executive officers. The plan is intended to qualify as a tax-qualified 401(k) plan so that contributions to the 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan (except in the case of contributions under the 401(k) plan designated as Roth contributions). Under the 401(k) plan, each employee is fully vested in his or her deferred salary contributions and any qualified nonelective contributions made by us. Employee contributions are held and invested by the plan’s trustee as directed by participants. The 401(k) plan provides us with the discretion to match employee contributions, which we have not done to date.

Equity Compensation Plan Information

The following table provides information as of December 31, 2022, with respect to the securities authorized for issuance under our equity compensation plans, consisting of:

●2018 Equity Incentive Plan
●2021 Stock Option and Incentive Plan
●2021 Employee Stock Purchase Plan

	Number of Securities		Weighted Average
	to be Issued Upon		Exercise Price of
	Exercise of		Outstanding	Number of Securities
	Outstanding		Options,	Available for Future
	Options, Warrants		Warrants and	Issuance Under Equity
Plan Category	and Rights		Rights	Compensation Plans
Equity compensation plans approved by security holders(1)	4,139,100	(2)	$9.23	1,293,688	(3)(4)
Equity compensation plans not approved by security holders	-		-	-
Total	4,139,100		$9.23	1,293,688

(1)	Consists of our 2021 Plan, 2018 Plan, and 2021 Employee Stock Purchase Plan, or ESPP. Following our initial public offering, we have not and will not grant any awards under our 2018 Plan, but all outstanding awards under the 2018 Plan will continue to be governed by their existing terms. The shares of common stock underlying any awards granted under the 2018 Plan or 2021 Plan that are forfeited, canceled, reacquired by us prior to vesting, satisfied without the issuance of stock, or otherwise terminated (other than by exercise) and the shares of common stock that are withheld upon exercise of a stock option or settlement of such award to cover the exercise price or tax withholding will be added to the shares of common stock available for issuance under the 2021 Plan.
(2)	Includes 4,110,219 shares of common stock issuable upon the exercise of outstanding options and 28,881 shares of common stock issuable upon the settlement of outstanding restricted stock unit awards. Does not include shares of restricted stock as they have been reflected in our total shares outstanding.
(3)	As of December 31, 2022, there were 1,077,557 shares available for future issuance under the 2021 Plan and 216,131 shares available for future issuance under the ESPP.
(4)	The 2021 Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2022, by an amount equal to the lesser of (i) 4% of the total number of outstanding shares of our common stock on the last trading day in December in the prior year or (ii) such lesser number as determined by our board of directors. On January 1, 2023, the number of shares available for issuance under the 2021 Plan increased automatically by 988,918 shares pursuant to this provision. This increase is not reflected in the table above. The ESPP provides that the number of shares reserved and available for issuance will automatically increase each January 1, beginning on January 1, 2022, by an amount equal to the lesser of (i) 1% of the total number of outstanding shares of our common stock on the last trading day in December in the prior year, or (ii) such lesser number as determined by our board of directors. On January 1, 2023, the number of shares available for issuance under the ESPP increased automatically by 247,229 shares pursuant to this provision. This increase is not reflected in the table above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership (Forms 3, 4 and 5) of our equity securities with the SEC. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all such forms they file.

To our knowledge, based solely on our review such forms, furnished to us or written representations that no Form 5 was required, we believe that during the fiscal year ended December 31, 2022, all filing requirements applicable to our executive officers and directors under the Exchange Act were met in a timely manner.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Transactions

Other than the compensation agreements and other arrangements described under “Executive Compensation” and “Non-Employee Director Compensation” in this proxy statement and the transactions described below, since January 1, 2021, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 (or, if less, 1% of the average of our total assets amounts at December 31, 2021 and 2022) and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

Initial Public Offering

In July 2021, in connection with our initial public offering, we sold an aggregate of 9,984,463 shares of common stock, including the exercise in full by the underwriters of their option to purchase up to 1,302,321 additional shares of common stock at a public offering price of $14.00 per share. The aggregate gross proceeds to us from the offering were approximately $139.8 million, before deducting underwriting discounts and commissions and other offering expenses. The following table summarizes purchases of our shares of common stock by related persons in connection with our initial public offering:

	SHARES OF	TOTAL
	COMMON	PURCHASE
STOCKHOLDER	STOCK	PRICE
RA Capital Healthcare Fund, L.P. (1)	2,785,714	$38,999,996.00
Sofinnova Venture Partners X, L.P. (2)	357,142	$4,999,988.00
Atlas Venture Fund XII, L.P. (3)	535,714	$7,499,996.00
Cormorant Global Healthcare Master Fund, L.P. (4)	500,000	$7,000,000.00
Citadel Multi-Strategy Equities Master Fund Ltd.(5)	571,428	$7,999,992.00

(1)	Information is based on a Form 4 filed by RA Capital Management, L.P. on July 6, 2021. Joshua Resnick, M.D. serves on our board of directors and is an affiliate of RA Capital Management, L.P., or RA Capital, of which RA Capital Healthcare Fund, L.P., or RA Healthcare, is an affiliated fund. Entities affiliated with RA Capital collectively hold more than 5% of our voting securities.
(2)	Information is based on a Form 4 filed by Sofinnova Venture Partners X, L.P., or Sofinnova, on July 6, 2021. Sofinnova holds more than 5% of our voting securities, and Maha Katabi, Ph.D., an affiliate of Sofinnova, is a member of our board of directors.
(3)	Information is based on a Form 4 filed by Atlas Venture Fund XII, L.P., or Atlas, on July 6, 2021. Atlas holds more than 5% of our voting securities, and David Grayzel, M.D., an affiliate of Atlas, is a member of our board of directors.

(4)	Information is based on a Form 4 filed by Cormorant Asset Management, LP, or Cormorant, on July 7, 2021. Cormorant Global Healthcare Master Fund, L.P. is an affiliate of Cormorant and entities affiliated with Cormorant collectively hold more than 5% of our voting securities.
(5)	Information is based on a Schedule 13G filed by Citadel Advisors LLC, or Citadel, on July 7, 2021. Entities affiliated with Citadel, including Citadel Multi-Strategy Equities Master Fund Ltd., collectively hold more than 5% of our voting securities.

Series A Redeemable Convertible Preferred Stock Financing

At closings on August 5, 2020, February 1, 2021 and June 4, 2021, we issued an aggregate of 37,031,156 shares of our Series A redeemable convertible preferred stock, at a purchase price of $1.893 per share pursuant to agreements entered into with investors, for an aggregate purchase price of approximately $70.1 million, excluding the issuance and subsequent conversion of the 2019 Notes and 2020 Notes. The following table summarizes purchases of our Series A redeemable convertible preferred stock by related persons as of June 22, 2021:

	SHARES OF
	SERIES A	TOTAL
	PREFERRED	PURCHASE
STOCKHOLDER	STOCK	PRICE
Entities affiliated with RA Capital Management, L.P.(1)(2)	9,244,584	$17,499,997.55
Sofinnova Venture Partners X, L.P.(3)	10,565,238	$19,999,995.55
Atlas Venture Fund XII, L.P.(4)	7,976,754	$15,099,995.34
Entities affiliated with Cormorant Asset Management(5)	4,754,357	$8,999,997.83
Citadel Multi-Strategy Equities Master Fund Ltd.(6)	3,169,570	$5,999,996.02

(1)	Consists of (i) 6,248,679 shares of Series A redeemable convertible preferred stock purchased by RA Healthcare, (ii) 684,758 shares of Series A redeemable convertible preferred stock purchased by Blackwell and (iii) 2,311,147 shares of Series A redeemable convertible preferred stock purchased by RA Nexus, and excludes the conversion of the 2019 Notes and 2020 Notes. Joshua Resnick, M.D. serves on our board of directors and is an affiliate of RA Capital Management, L.P., of which RA Healthcare, Blackwell and RA Nexus are affiliated funds. RA Healthcare, Blackwell and RA Nexus collectively hold more than 5% of our voting securities.
(2)	Excludes approximately $5.7 million of aggregate principal amount, accrued interest and change in fair value of the 2019 and 2020 Notes, which was converted into an aggregate of 3,020,998 shares of our Series A redeemable convertible preferred stock.
(3)	Sofinnova Venture Partners X, L.P., or Sofinnova, holds more than 5% of our voting securities, and Maha Katabi, Ph.D., an affiliate of Sofinnova, is a member of our board of directors.
(4)	Atlas Venture Fund XII, L.P., or Atlas, holds more than 5% of our voting securities, and David Grayzel, M.D., an affiliate of Atlas, is a member of our board of directors.
(5)	Consists of (i) 3,763,548 shares of Series A redeemable convertible preferred stock purchased by Cormorant Private Healthcare Fund II, LP, or Cormorant Private Healthcare and (ii) 990,809 shares of Series A redeemable convertible preferred stock purchased by Cormorant Global Healthcare Master Fund, LP, or Cormorant Global Healthcare. Cormorant Private Healthcare and Cormorant Global Healthcare collectively hold more than 5% of our voting securities.
(6)	Entities affiliated with Citadel collectively hold more than 5% of our voting securities.

Agreements with Stockholders

In connection with our Series A redeemable convertible preferred stock financing we entered into investors’ rights agreement, voting agreement and right of first refusal and co-sale agreement containing registration rights, information rights, voting rights and rights of first refusal, among other things, with certain holders of our preferred stock and certain holders of our common stock. These stockholder agreements terminated upon the closing of our initial public offering in July 2021, except for the registration rights granted under our investors’ rights agreement, as more fully described in our Description of Securities, filed as Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed March 30, 2022.

Indemnification Agreements

In connection with our initial public offering in July 2021, we entered into new agreements to indemnify our directors and executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our board of directors to the maximum extent allowed under Delaware law.

Policies for Approval of Related Party Transactions

Our board of directors reviews and approves transactions with directors, officers and holders of five percent or more of our voting securities and their affiliates, each a related party.

In connection with this our initial public offering in July 2021, we adopted a written related party transactions policy that provides that such transactions must be approved by our audit committee. Pursuant to this policy, the audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person will be defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members.

PRINCIPAL STOCKHOLDERS

The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of April 14, 2023 by:

●	each of our directors;
●	each of our named executive officers;
●	all of our directors and executive officers as a group; and
●	each person, or group of affiliated persons, who is known by us to beneficially own greater-than-5.0% of our common stock.

The column entitled “Shares Beneficially Owned” is based on a total of 24,850,842 shares of our common stock outstanding as of April 14, 2023.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 14, 2023 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Aerovate Therapeutics, Inc., 930 Winter Street, Suite M-500, Waltham, Massachusetts 02451.

		PERCENTAGE OF
	NUMBER OF	SHARES
	SHARES	OUTSTANDING
	BENEFICIALLY	BENEFICIALLY
NAME OF BENEFICIAL OWNER	OWNED	OWNED
Entities affiliated with RA Capital Management, L.P. (1)	8,263,982	33.3%
Sofinnova Venture Partners X, L.P. (2)	3,758,686	15.1%
Entities affiliated with Atlas Venture (3)	2,039,249	8.2%
Entities affiliated with Baker Bros. Advisors LP (4)	1,976,868	8.0%
Entities affiliated with Cormorant Global (5)	1,957,132	7.9%
Entities affiliated with Citadel Advisors LLC (6)	1,561,981	6.3%
Named Executive Officers and Directors:
Timothy P. Noyes (7)	525,774	2.1%
Mark Iwicki (8)	81,663	*
Allison Dorval (9)	15,277	*
David Grayzel, M.D. (10)	26,105	*
Maha Katabi, Ph.D. (2)(11)	3,785,021	15.2%
Joshua Resnick, M.D. (12)	15,972	*
Donald Santel (13)	2,777
George A. Eldridge (14)	105,944	*
Marinus Verwijs, Ph.D. (15)	31,416	*
All executive officers and directors as a group (13 persons) (16)	5,045,080	19.3%

*	Represents beneficial ownership of less than one percent.
(1)	Based on information provided in a Schedule 13D filed by RA Capital Management, L.P., Peter Kolchinsky, Rajeev Shah and RA Capital Healthcare Fund, L.P. on July 12, 2021. Consists of (i) 6,965,568 shares of common stock held by RA Capital Healthcare Fund, L.P., or RA Healthcare, (ii) 987,244 shares of common stock held by RA Capital Nexus Fund, L.P., or RA Nexus, and (iii) 311,170 shares of common stock held by Blackwell Partners LLC-Series A, or Blackwell. RA Capital Management, L.P., or RA Capital is the investment manager for RA Healthcare, RA Nexus and Blackwell. The general partner of RA Capital is RA Capital Management GP, LLC, or RA Capital GP, of which Peter Kolchinsky and Rajeev Shah are the managing members. RA Capital, RA Capital GP, Peter Kolchinsky and Rajeev Shah may be deemed to have voting and investment power over the shares held of record by RA Healthcare, RA Nexus and Blackwell. RA Capital, RA Capital GP, Peter Kolchinsky, and Rajeev Shah disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address of RA Capital is 200 Berkeley Street, 18th Floor, Boston, Massachusetts 02116.
(2)	Based on information provided in a Schedule 13D/A filed by Sofinnova Venture Partners X, L.P. and Sofinnova Management X, L.L.C. on February 6, 2023. Consists of 3,758,686 shares of common stock held by Sofinnova Venture Partners X, L.P., or Sofinnova X. Sofinnova Management X, L.L.C., or Sofinnova Management, is the general partner of Sofinnova X. Maha Katabi, Ph.D., together with James I. Healy, are the managing members of Sofinnova Management. Such individuals and Sofinnova Management may be deemed to beneficially own the shares owned by Sofinnova X. Such individuals and Sofinnova Management expressly disclaim beneficial ownership over all shares except to the extent of any pecuniary interest therein. The address for Sofinnova X and Sofinnova Management is 3000 Sand Hill Road, Building 4, Suite 250, Menlo Park, California 94025.
(3)	Based on information provided in a Schedule 13D/A filed by Atlas Venture Fund XII, L.P. on December 15, 2022. Consists of (i) 2,017,521 shares of common stock held by Atlas Venture Fund XII, L.P., or Atlas XII and (ii) 21,728 shares of common stock held by Atlas Venture Associates XII, LLC, or AVA XXII LP. The general partner of Atlas Fund XII is Atlas Venture Associates XII, L.P., or AVA XII LP. Atlas Venture Associates XII, LLC, or AVA XII LLC, is the general partner of AVA XII LP. David Grayzel, M.D. is a member of AVA XII LLC. Each of AVA XII LP, AVA XII LLC and Dr. Grayzel may be deemed to beneficially own the shares held by Atlas Fund XII. Each of AVA XII LP, AVA XII LLC and Dr. Grayzel expressly disclaim beneficial ownership of the securities owned by Atlas Fund XII, except to the extent of its pecuniary interest therein, if any. The address for AVA XII LP, AVA XII LLC and Atlas Fund XII is 300 Technology Sq., 8th Floor, Cambridge, MA 02139.
(4)	Based on information provided in a Schedule 13G/A filed by Baker Bros. Advisors LP, Baker Bros. Advisors (GP) LLC, Felix J. Baker and Julian C. Baker on February 14, 2023. Consists of (i) 1,829,708 shares held by Baker Brothers Life Sciences, L.P. and (ii) 147,160 shares held by 667, L.P. (collectively with 667, L.P., the “Baker Funds”). Baker Bros. Advisors LP is the investment advisor to Baker Funds and has sole voting and investment power with respect to the shares held by Baker Funds. Baker Bros. Advisors (GP) LLC is the sole general partner of Baker Bros. Advisors LP. The managing members of Baker Bros. Advisors (GP) LLC are Julian C. Baker and Felix J. Baker. Julian C. Baker and Felix J. Baker disclaim beneficial ownership of all shares except to the extent of their pecuniary interest. The address for each of these entities is 860 Washington Street, 3rd Floor, New York, NY 10014.
(5)	Based on information provided in a Schedule 13G/A filed by Cormorant Global Healthcare Master Fund, LP, Cormorant Global Healthcare GP, LLC, Cormorant Private Healthcare Fund II, LP, Cormorant Private Healthcare GP II, LLC, Cormorant Asset Management, LP and Bihua Chen on February 14, 2023. Consists of (i) 1,211,696 shares of common stock held by Cormorant Private Healthcare Fund II, LP, or Fund II, and (ii) 745,436 shares of common stock held by Cormorant Global Healthcare Master Fund, LP, or Master Fund. Cormorant Global Healthcare GP, LLC and Cormorant Private Healthcare GP II, LLC serve as the general partners of the Master Fund and Fund II, respectively. Cormorant Asset Management, LP serves as the investment manager to the Master Fund and Fund II. Bihua Chen serves as the managing member of Cormorant Global Healthcare GP, LLC, Cormorant Private Healthcare GP II, LLC and the general partner of Cormorant Asset Management, LP. Each of the Reporting Persons disclaims beneficial ownership of the shares reported herein except to the extent of its or his pecuniary interest therein. The address for each of the entities is 200 Clarendon Street, 52nd Floor, Boston Massachusetts 02116.
(6)	Based on information provided in a Schedule 13G/A filed by Citadel Advisors LLC, Citadel Advisors Holdings LP, Citadel GP LLC, Citadel Securities LLC, Citadel Securities Group LP, Citadel Securities GP LLC and Mr. Kenneth Griffin on February 14, 2023. Consists of (i) 1,561,923 shares of common stock held by Citadel Multi-Strategy Equities Master Fund Ltd., or CM, and (ii) 58 shares of common stock held by Citadel Securities LLC, or Citadel Securities. Citadel Advisors LLC, or Citadel Advisors, acts as the portfolio manager of CM. Citadel Advisors Holdings LP, or CAH, is the sole member of Citadel Advisors, and Citadel GP LLC, or CGP, is the general partner of CAH. Citadel Securities Group LP, or CALC4, is the non-member manager of Citadel Securities. Citadel Securities GP LLC, or CSGP, is the general partner of CALC4. Kenneth Griffin is the President and Chief Executive Officer of

CGP, and owns a controlling interest in CGP and CSGP. Mr. Griffin may be deemed to share voting and dispositive power over shares held by CM and Citadel Securities. The address for each of these entities is 131 S. Dearborn Street, 32nd Floor, Chicago, Illinois 60603.
(7)	Consists of 1,287,402 shares subject to options held by Mr. Noyes, 525,774 of which are vested and exercisable within 60 days of April 14, 2023.
(8)	Consists of 170,997 shares subject to options held by Mr. Iwicki, 81,663 of which are vested and exercisable within 60 days of April 14, 2023.
(9)	Consists of 37,500 shares subject to options held by Ms. Dorval, 15,277 of which are vested and exercisable within 60 days of April 14, 2023.
(10)	Consists of 49,624 shares subject to options held by Dr. Grayzel, 26,105 of which are vested and exercisable within 60 days of April 14, 2023.
(11)	Consists of 49,834 shares subject to options held by Dr. Katabi, 26,335 of which are vested and exercisable within 60 days of April 14, 2023, and 3,758,626 shares of common stock held by Sofinnova Investments.
(12)	Consists of 37,500 shares subject to options held by Dr. Resnick, 15,972 of which are vested and exercisable within 60 days of April 14, 2023.
(13)	Consists of 25,000 shares subject to options held by Mr. Santel, 2,777 of which are vested and exercisable within 60 days of April 14, 2023.
(14)	Consists of (i) 1,960 shares of common stock and (ii) 336,859 shares subject to options held by Mr. Eldridge, 103,984 of which are vested and exercisable within 60 days of April 14, 2023.
(15)	Consists of 152,000 shares subject to options held by Dr. Verwijs, 31,416 of which are vested and exercisable within 60 days of April 14, 2023.
(16)	Includes the shares described in notes (2) and (7) through (15) above; and also consists of (i) 5,529 shares of common stock and (ii) 449,602 shares subject to options exercisable within 60 days of April 14, 2023, which are held by our other executive officers.

REPORT OF THE AUDIT COMMITTEE

The audit committee is appointed by the board of directors to assist the board of directors in fulfilling its oversight responsibilities with respect to (1) the integrity of Aerovate’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of Aerovate’s independent registered public accounting firm, (3) the performance of Aerovate’s internal audit function, if any, and (4) other matters as set forth in the charter of the audit committee approved by the board of directors.

Management is responsible for the preparation of Aerovate’s financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of Aerovate’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the audit committee reviewed and discussed with management and the independent registered public accounting firm the audited financial statements of Aerovate Therapeutics, Inc. for the fiscal year ended December 31, 2022. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by the PCAOB’s Auditing Standard No. 1301, Communication with Audit Committees. In addition, the audit committee received written communications from the independent registered public accounting firm confirming their independence as required by the applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm their independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements of Aerovate Therapeutics be included in Aerovate’s 2022 Annual Report, that was filed with the SEC. The information contained in this report shall not be deemed to be (1) “soliciting material,” (3) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

THE AUDIT COMMITTEE OF THE BOARD OF
DIRECTORS OF AEROVATE THERAPEUTICS, INC.

Allison Dorval, Chairperson
Mark Iwicki
Maha Katabi, Ph.D.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the Annual Report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Aerovate Therapeutics, Inc., 930 Winter Street, Suite M-500, Waltham, Massachusetts 02451, Attention: Corporate Secretary, telephone: (617) 443-2400. If you want to receive separate copies of the proxy statement or Annual Report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our 2024 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 21, 2023. However, if the date of the 2024 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2024 Annual Meeting of Stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Aerovate Therapeutics, Inc., 930 Winter Street, Suite M-500, Waltham, Massachusetts 02451, Attention: Corporate Secretary. We also encourage you to submit any such proposals via email to Legal@AerovateTx.com.

If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2024 Annual Meeting of Stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than February 7, 2024 and no later than March 8, 2024. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice by the same deadline noted herein to submit a notice of nomination for consideration at the 2024 Annual Meeting of Stockholders. Such notice must comply with the additional requirements of Rule 14a-19(b). Stockholder proposals and the required notice should be addressed to Aerovate Therapeutics, Inc., 930 Winter Street, Suite M-500, Waltham, Massachusetts 02451, Attention: Corporate Secretary.

OTHER MATTERS

Our board of directors is not aware of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

01 - Allison Dorval 02 - Joshua Resnick, M.D. For Withhold For Withhold 1UPX Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03S1LB + + A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposal 2. 2. RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS AEROVATE THERAPEUTICS, INC.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023 1. Election of Directors: For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q 2023 Annual Meeting Proxy Card You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/AVTE or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/AVTE Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Votes submitted electronically must be received by 11:59pm, (ET), on June 5, 2023. Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/AVTE Notice of 2023 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — June 6, 2023 Timothy P. Noyes (CEO) and George A. Eldridge (CFO), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Aerovate Therapeutics, Inc. to be held on Tuesday, June 6, 2023 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of each nominee to the Board of Directors and FOR Proposal 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Proxy — Aerovate Therapeutics, Inc. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Change of Address — Please print new address below. Comments — Please print your comments below. C Non-Voting Items + + Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.investorvote.com/AVTE 2023 Annual Meeting 2023 Annual Meeting of Aerovate Therapeutics, Inc. Stockholders Tuesday, June 6, 2023, 9:00am ET The offices of RA Capital Management, L.P. 200 Berkeley Street, 18th Floor, Boston, MA 02116 Upon arrival, please present a photo identification at the registration desk.